Exhibit 99.1

NEWS RELEASE

TCF Financial Corporation • 200 Lake Street East • Wayzata MN 55391

FOR IMMEDIATE RELEASE

Contact:
Mark Goldman        (952) 475-7050        news@tcfbank.com         (Media)
Jason Korstange        (952) 745-2755        investor@tcfbank.com        (Investors)

TCF REPORTS QUARTERLY NET INCOME OF $48.0 MILLION, OR 26 CENTS PER SHARE

FIRST QUARTER HIGHLIGHTS
- Revenue of $324.3 million, up 6.6 percent from the first quarter of 2015
- Non-interest expense of $228.3 million, up 0.7 percent from the first quarter of 2015
- Efficiency ratio of 70.4 percent, down 416 basis points from the first quarter of 2015
- Period-end loans and leases of $17.9 billion, up 4.7 percent from the first quarter of 2015
- Average deposits of $16.9 billion, up 7.9 percent from the first quarter of 2015
- Net charge-offs as a percentage of average loans and leases of 0.27 percent, down 1 basis point from the first quarter of 2015
- Non-accrual loans and leases of $198.6 million, down 10.6 percent from the first quarter of 2015

Summary of Financial Results					Table 1
				Percent Change
(Dollars in thousands, except per-share data)	1Q	4Q	1Q	1Q16 vs	1Q16 vs
	2016	2015	2015	4Q15	1Q15
Net income attributable to TCF	$48,046	$52,492	$39,801	(8.5)%	20.7%
Net interest income	211,658	205,669	203,420	2.9	4.0
Diluted earnings per common share	0.26	0.29	0.21	(10.3)	23.8

Financial Ratios(1)
Pre-tax pre-provision return on average assets(2)	1.83%	1.95%	1.58%
Return on average assets	0.96	1.08	0.85
Return on average common equity	8.45	9.53	7.47
Return on average tangible common equity(3)	9.57	10.82	8.58
Net interest margin	4.37	4.35	4.50
Net charge-offs as a percentage of average loans and leases	0.27	0.29	0.28

(1) Annualized.
(2) Pre-tax pre-provision profit is calculated as total revenues less non-interest expense.
(3) See "Reconciliation of GAAP to Non-GAAP Financial Measures" table.

WAYZATA, Minn. (April 21, 2016) - TCF Financial Corporation ("TCF" or the "Company") (NYSE: TCB) today reported net income of $48.0 million for the first quarter of 2016, compared with net income of $39.8 million for the first quarter of 2015, and net income of $52.5 million for the fourth quarter of 2015. Diluted earnings per common share was 26 cents for the first quarter of 2016, compared with 21 cents for the first quarter of 2015, and 29 cents for the fourth quarter of 2015.

"TCF reported strong first quarter results as we continued to emphasize our four strategic pillars of diversification, profitable growth, operating leverage and core funding, in all areas of the organization," said Craig R. Dahl, president and chief executive officer. "Our consistent and sustainable loan and lease origination capabilities, funded by a growing deposit base, continued to drive revenue growth and diversification. Meanwhile, credit quality showed additional improvement as net charge-offs, delinquencies as a percentage of portfolio and non-performing assets all decreased during the quarter. Finally, we took another step toward improving our operating efficiencies by announcing, as part of extending our retail banking relationship with Jewel-Osco, plans to close 33 in-store branches in Chicago, replacing them with full function, image-enabled ATMs.

"Based on these results, I am more encouraged than ever by the strategies and teams we have in place. We will continue to execute on our strategic pillars with the ultimate goal of accelerating value creation for our shareholders."

Revenue

Total Revenue					Table 2
				Percent Change
(Dollars in thousands)	1Q	4Q	1Q	1Q16 vs	1Q16 vs
	2016	2015	2015	4Q15	1Q15
Net interest income	$211,658	$205,669	$203,420	2.9%	4.0%
Non-interest income:
Fees and service charges	32,817	37,741	33,972	(13.0)	(3.4)
Card revenue	13,363	13,781	12,901	(3.0)	3.6
ATM revenue	5,021	5,143	5,122	(2.4)	(2.0)
Subtotal	51,201	56,665	51,995	(9.6)	(1.5)
Gains on sales of auto loans, net	11,920	3,136	6,265	N.M.	90.3
Gains on sales of consumer real estate loans, net	9,384	13,104	8,763	(28.4)	7.1
Servicing fee income	8,883	8,622	7,342	3.0	21.0
Subtotal	30,187	24,862	22,370	21.4	34.9
Leasing and equipment finance	28,487	32,355	22,224	(12.0)	28.2
Other	2,843	1,806	4,127	57.4	(31.1)
Fees and other revenue	112,718	115,688	100,716	(2.6)	11.9
Gains (losses) on securities, net	(116)	(29)	(78)	N.M.	(48.7)
Total non-interest income	112,602	115,659	100,638	(2.6)	11.9
Total revenue	$324,260	$321,328	$304,058	0.9	6.6

Net interest margin(1)	4.37%	4.35%	4.50%
Total non-interest income as a percentage of total revenue	34.7	36.0	33.1

N.M. Not Meaningful.
(1) Annualized.

Net Interest Income

•
Net interest income for the first quarter of 2016 increased $8.2 million, or 4.0 percent, compared with the first quarter of 2015. The increase was primarily due to higher average loan and lease balances in the auto finance, inventory finance and leasing and equipment finance portfolios, partially offset by the run-off of consumer real estate first mortgage lien balances, overall net margin compression and higher promotional rates paid on certificates of deposit.

•
Net interest income for the first quarter of 2016 increased $6.0 million, or 2.9 percent, compared with the fourth quarter of 2015. The increase was primarily due to higher than expected seasonality in average loan balances in the inventory finance portfolio and higher average loan balances in the auto finance portfolio due to maturation of the business model, partially offset by higher promotional rates paid on certificates of deposit.

•
Net interest margin for the first quarter of 2016 was 4.37 percent, compared with 4.50 percent for the first quarter of 2015 and 4.35 percent for the fourth quarter of 2015. The decrease compared with the first quarter of 2015 was primarily due to margin compression resulting from the impact of the competitive low interest rate environment and higher rates paid on certificates of deposit. The increase compared with the fourth quarter of 2015 was primarily due to higher average loan balances in the inventory finance portfolio, partially offset by higher rates paid on certificates of deposit.

Non-interest Income

•
Fees and service charges in the first quarter of 2016 were $32.8 million, down $1.2 million, or 3.4 percent, from the first quarter of 2015 and down $4.9 million, or 13.0 percent, from the fourth quarter of 2015. The decrease compared with the first quarter of 2015 was primarily due to ongoing consumer behavior changes, as well as higher average checking account balances per customer. The decrease compared with the fourth quarter of 2015 was primarily due to seasonality, as well as higher average checking account balances per customer.

•
TCF sold $444.3 million, $203.5 million and $271.1 million of auto loans during the first quarters of 2016 and 2015, and the fourth quarter of 2015, respectively, resulting in net gains in each respective period.

•
TCF sold $321.4 million, $264.3 million and $389.1 million of consumer real estate loans during the first quarters of 2016 and 2015, and the fourth quarter of 2015, respectively, resulting in net gains in each respective period. TCF has two consumer real estate loan sale programs; one that sells nationally originated junior lien loans and the other that originates first mortgage lien loans in our primary banking markets and sells the loans through a correspondent relationship.

•
Servicing fee income was $8.9 million on $4.4 billion of average loans and leases serviced for others during the first quarter of 2016, compared with $7.3 million on $3.5 billion for the first quarter of 2015 and $8.6 million on $4.2 billion for the fourth quarter of 2015. The increases from both periods were primarily due to the cumulative effect of the increase in the portfolio of auto and consumer real estate loans sold with servicing retained by TCF.

Loans and Leases

Period-End and Average Loans and Leases					Table 3
				Percent Change
(Dollars in thousands)	1Q	4Q	1Q	1Q16 vs	1Q16 vs
	2016	2015	2015	4Q15	1Q15
Period-End:
Consumer real estate:
First mortgage lien	$2,521,492	$2,624,956	$3,011,166	(3.9)%	(16.3)%
Junior lien	2,729,075	2,839,316	2,597,895	(3.9)	5.0
Total consumer real estate	5,250,567	5,464,272	5,609,061	(3.9)	(6.4)
Commercial	3,114,594	3,145,832	3,205,599	(1.0)	(2.8)
Leasing and equipment finance	4,005,934	4,012,248	3,729,386	(0.2)	7.4
Inventory finance	2,676,675	2,146,754	2,336,518	24.7	14.6
Auto finance	2,786,731	2,647,596	2,156,139	5.3	29.2
Other	18,940	19,297	20,448	(1.9)	(7.4)
Total	$17,853,441	$17,435,999	$17,057,151	2.4	4.7

Average:
Consumer real estate:
First mortgage lien	$2,573,915	$2,670,355	$3,076,802	(3.6)%	(16.3)%
Junior lien	2,884,859	2,934,169	2,614,538	(1.7)	10.3
Total consumer real estate	5,458,774	5,604,524	5,691,340	(2.6)	(4.1)
Commercial	3,158,101	3,117,983	3,154,008	1.3	0.1
Leasing and equipment finance	3,992,678	3,911,025	3,729,481	2.1	7.1
Inventory finance	2,433,534	2,180,534	2,108,871	11.6	15.4
Auto finance	2,703,880	2,514,923	2,021,144	7.5	33.8
Other	10,018	9,060	11,616	10.6	(13.8)
Total	$17,756,985	$17,338,049	$16,716,460	2.4	6.2

•
Period-end loans and leases were $17.9 billion at March 31, 2016, an increase of $0.8 billion, or 4.7 percent, compared with March 31, 2015 and an increase of $0.4 billion, or 2.4 percent, compared with December 31, 2015. Average loans and leases were $17.8 billion for the first quarter of 2016, an increase of $1.0 billion, or 6.2 percent, compared with the first quarter of 2015 and an increase of $0.4 billion, or 2.4 percent, compared with the fourth quarter of 2015.

The increases from the first quarter of 2015 were primarily due to the maturation of the business model in auto finance and increased seasonality in the early shipment of spring product and expansion of the number of active dealers in inventory finance, as well as an increase in the leasing and equipment finance portfolio due to strong fourth quarter originations, partially offset by run-off in the consumer real estate first mortgage lien portfolio. The increases from the fourth quarter of 2015 were primarily due to seasonally higher balances in the inventory finance portfolio and continued growth in the auto finance portfolio, partially offset by a decrease in the total consumer real estate portfolio.

•
Loan and lease originations were $4.0 billion for the first quarter of 2016, an increase of $0.5 billion, or 13.1 percent, compared with the first quarter of 2015 and an increase of $0.2 billion, or 4.8 percent, compared with the fourth quarter of 2015. The increase from the first quarter of 2015 was primarily due to strong growth in the lawn and garden segment of inventory finance and increases in auto finance and leasing and equipment finance originations, partially offset by decreases in commercial and consumer real estate originations. The increase from the fourth quarter of 2015 was primarily due to seasonally higher inventory finance originations and the continued growth in auto finance, partially offset by decreases in leasing and equipment finance, commercial and consumer real estate originations.

Credit Quality

Credit Trends							Table 4
						Change
(Dollars in thousands)	1Q	4Q	3Q	2Q	1Q	1Q16 vs	1Q16 vs
	2016	2015	2015	2015	2015	4Q15	1Q15
Over 60-day delinquencies as a percentage of period-end loans and leases(1)	0.10%	0.11%	0.17%	0.10%	0.14%	(1) bps	(4) bps
Net charge-offs as a percentage of average loans and leases(2)	0.27	0.29	0.23	0.41	0.28	(2)	(1)
Non-accrual loans and leases and other real estate owned	$241,090	$250,448	$264,694	$263,717	$284,541	(3.7)%	(15.3)%
Provision for credit losses	18,842	17,607	10,018	12,528	12,791	7.0	47.3

(1) Excludes acquired portfolios and non-accrual loans and leases.
(2) Annualized.

•
The over 60-day delinquency rate, excluding acquired portfolios and non-accrual loans and leases, was 0.10 percent at March 31, 2016, down from 0.14 percent at March 31, 2015, and down from 0.11 percent at December 31, 2015. The decreases from both periods were primarily due to the stabilization of the consumer real estate portfolio as economic conditions improved in our markets.

•
The net charge-off rate was 0.27 percent for the first quarter of 2016, down from 0.28 percent for the first quarter of 2015, and down from 0.29 percent for the fourth quarter of 2015. The decrease from the first quarter of 2015 was primarily due to improved credit quality in the consumer real estate portfolio, partially offset by increased net charge-offs in the auto finance portfolio. The decrease from the fourth quarter of 2015 was due to net recoveries in the commercial portfolio and decreased net charge-offs in the leasing and equipment finance portfolio.

•
Non-accrual loans and leases and other real estate owned was $241.1 million at March 31, 2016, a decrease of $43.5 million, or 15.3 percent, from March 31, 2015, and a decrease of $9.4 million, or 3.7 percent, from December 31, 2015. The decreases from both periods were primarily due to increased sales of consumer real estate properties, improving credit quality trends and continued efforts to actively work out problem loans in the commercial portfolio.

•
Provision for credit losses was $18.8 million for the first quarter of 2016, an increase of $6.1 million, or 47.3 percent, from the first quarter of 2015, and an increase of $1.2 million, or 7.0 percent, from the fourth quarter of 2015. The increase from the first quarter of 2015 was primarily due to increased reserve requirements related to changes in economic outlook, growth in the auto finance, inventory finance, and leasing and equipment finance portfolios and increased net charge-offs in the auto finance portfolio due primarily to maturation of the portfolio. The increase from the fourth quarter of 2015 was primarily due to increased reserve requirements related to changes in economic outlook and growth in the inventory finance portfolio.

Deposits

Average Deposits					Table 5
				Percent Change
(Dollars in thousands)	1Q	4Q	1Q	1Q16 vs	1Q16 vs
	2016	2015	2015	4Q15	1Q15

Checking	$5,593,300	$5,412,454	$5,300,699	3.3%	5.5%
Savings	4,713,765	4,733,703	5,161,697	(0.4)	(8.7)
Money market	2,472,751	2,349,127	2,149,340	5.3	15.0
Certificates of deposit	4,104,951	3,793,653	3,041,790	8.2	35.0
Total average deposits	$16,884,767	$16,288,937	$15,653,526	3.7	7.9

Average interest rate on deposits(1)	0.36%	0.34%	0.29%

(1) Annualized.

•
Total average deposits for the first quarter of 2016 increased $1.2 billion, or 7.9 percent, from the first quarter of 2015 and increased $0.6 billion, or 3.7 percent, from the fourth quarter of 2015. The increases from both periods were primarily due to special campaigns for certificates of deposit and money market accounts.

•
The average interest rate on deposits for the first quarter of 2016 was 0.36 percent, up 7 basis points from the first quarter of 2015 and up 2 basis points from the fourth quarter of 2015. The increases from both periods were primarily due to increased average interest rates resulting from promotions for certificates of deposit.

Non-interest Expense

Non-interest Expense						Table 6
				Change
(Dollars in thousands)	1Q	4Q	1Q	1Q16 vs		1Q16 vs
	2016	2015	2015	4Q15		1Q15

Compensation and employee benefits	$124,473	$109,061	$115,815	14.1%		7.5%
Occupancy and equipment	37,008	37,824	36,827	(2.2)		0.5
FDIC insurance	4,113	5,173	5,393	(20.5)		(23.7)
Advertising and marketing	5,887	5,316	6,523	10.7		(9.8)
Other	43,348	46,441	48,133	(6.7)		(9.9)
Subtotal	214,829	203,815	212,691	5.4		1.0
Operating lease depreciation	9,573	13,608	7,734	(29.7)		23.8
Foreclosed real estate and repossessed assets, net	3,920	4,940	6,196	(20.6)		(36.7)
Other credit costs, net	12	224	146	(94.6)		(91.8)
Total non-interest expense	$228,334	$222,587	$226,767	2.6		0.7

Efficiency ratio	70.42%	69.27%	74.58%	115	bps	(416) bps

•
Compensation and employee benefits expense increased $8.7 million, or 7.5 percent, from the first quarter of 2015 and increased $15.4 million, or 14.1 percent, from the fourth quarter of 2015. The increase from the first quarter of 2015 was primarily due to increased staff levels to support the continued growth of auto finance and higher incentives based on production results. The increase from the fourth quarter of 2015 was primarily due to seasonality of payroll taxes, higher incentives based on production results and non-recurring items in the fourth quarter of 2015, including the annual pension plan valuation adjustment resulting from an increase to the discount rate.

•	Operating lease depreciation is a transactional cost that is typically more than offset by increases in leasing and equipment finance non-interest income.

Capital

Capital Information		Table 7

(Dollars in thousands, except per-share data)	1Q 2016	4Q 2015
Total equity	$2,368,841	$2,306,917
Book value per common share	12.19	11.94
Tangible book value per common share(1)	10.85	10.59
Tangible common equity to tangible assets(1)	8.78%	8.79%
Capital accumulation rate(2)	8.73	10.44

Regulatory Capital:	1Q 2016(3)	4Q 2015
Common equity Tier 1 capital	$1,854,048	$1,814,442
Tier 1 capital	2,139,609	2,092,195
Total capital	2,527,888	2,487,060

Regulatory Capital Ratios:
Common equity Tier 1 capital ratio	9.98%	10.00%
Tier 1 risk-based capital ratio	11.51	11.54
Total risk-based capital ratio	13.60	13.71
Tier 1 leverage ratio	10.33	10.46

(1) See "Reconciliation of GAAP to Non-GAAP Financial Measures" table.
(2) Calculated as the change in annualized year-to-date common equity Tier 1 capital as a percentage of prior year end common equity Tier 1 capital.
(3) The regulatory capital ratios for 1Q 2016 are preliminary pending completion and filing of the Company's regulatory reports.

•
TCF maintained strong capital ratios as the Company accumulates capital through earnings. The decreases in the regulatory capital ratios from the fourth quarter of 2015 were primarily the result of asset growth.

•
On April 20, 2016, TCF's Board of Directors declared a regular quarterly cash dividend of 7.5 cents per common share, payable on June 1, 2016, to stockholders of record at the close of business on May 13, 2016. TCF also declared dividends on the 7.50% Series A and 6.45% Series B Non-Cumulative Perpetual Preferred Stock, both payable on June 1, 2016, to stockholders of record at the close of business on May 13, 2016.

Webcast Information
A live webcast of TCF's conference call to discuss the first quarter earnings will be hosted at TCF's website, http://ir.tcfbank.com, on April 21, 2016 at 9:00 a.m. CDT. A slide presentation for the call will be available on the website prior to the call. Additionally, the webcast will be available for replay on TCF's website after the conference call. The website also includes free access to company news releases, TCF's annual report, investor presentations and SEC filings.

TCF is a Wayzata, Minnesota-based national bank holding company. As of March 31, 2016, TCF had $21.3 billion in total assets and 376 branches in Illinois, Minnesota, Michigan, Colorado, Wisconsin, Arizona, South Dakota and Indiana, providing retail and commercial banking services. TCF, through its subsidiaries, also conducts commercial leasing, equipment finance, and auto finance business in all 50 states and commercial inventory finance business in all 50 states and Canada. For more information about TCF, please visit http://ir.tcfbank.com.

Cautionary Statements for Purposes of the Safe Harbor Provisions of the Securities Litigation Reform Act
Any statements contained in this earnings release regarding the outlook for the Company's businesses and their respective markets, such as projections of future performance, guidance, statements of the Company's plans and objectives, forecasts of market trends and other matters, are forward-looking statements based on the Company's assumptions and beliefs. Such statements may be identified by such words or phrases as "will likely result," "are expected to," "will continue," "outlook," "will benefit," "is anticipated," "estimate," "project," "management believes" or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed in such statements and no assurance can be given that the results in any forward-looking statement will be achieved. For these statements, TCF claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Any forward-looking statement speaks only as of the date on which it is made, and we disclaim any obligation to subsequently revise any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of anticipated or unanticipated events.

Certain factors could cause the Company's future results to differ materially from those expressed or implied in any forward-looking statements contained herein. These factors include the factors discussed in Part I, Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2015 under the heading "Risk Factors", the factors discussed below and any other cautionary statements, written or oral, which may be made or referred to in connection with any such forward-looking statements. Since it is not possible to foresee all such factors, these factors should not be considered as complete or exhaustive.

Adverse Economic or Business Conditions; Competitive Conditions; Credit and Other Risks. Deterioration in general economic and banking industry conditions, including those arising from government shutdowns, defaults, anticipated defaults or rating agency downgrades of sovereign debt (including debt of the U.S.), or increases in unemployment; adverse economic, business and competitive developments such as shrinking interest margins, reduced demand for financial services and loan and lease products, deposit outflows, increased deposit costs due to competition for deposit growth and evolving payment system developments, deposit account attrition or an inability to increase the number of deposit accounts; customers completing financial transactions without using a bank; adverse changes in credit quality and other risks posed by TCF's loan, lease, investment, securities held to maturity and securities available for sale portfolios, including declines in commercial or residential real estate values, changes in the allowance for loan and lease losses dictated by new market conditions or regulatory requirements, or the inability of home equity line borrowers to make increased payments caused by increased interest rates or amortization of principal; deviations from estimates of prepayment rates and fluctuations in interest rates that result in decreases in the value of assets such as interest-only strips that arise in connection with TCF's loan sales activity; interest rate risks resulting from fluctuations in prevailing interest rates or other factors that result in a mismatch between yields earned on TCF's interest-earning assets and the rates paid on its deposits and borrowings; foreign currency exchange risks; counterparty risk, including the risk of defaults by our counterparties or diminished availability of counterparties who satisfy our credit quality requirements; decreases in demand for the types of equipment that TCF leases or finances; the effect of any negative publicity.

Legislative and Regulatory Requirements. New consumer protection and supervisory requirements and regulations, including those resulting from action by the Consumer Financial Protection Bureau and changes in the scope of Federal preemption of state laws that could be applied to national banks and their subsidiaries; the imposition of requirements that adversely impact TCF's deposit, lending, loan collection and other business activities such as mortgage foreclosure moratorium laws, further regulation of financial institution campus banking programs, use by municipalities of eminent domain on property securing troubled residential mortgage loans, or imposition of underwriting or other limitations that impact the ability to offer certain variable-rate products; changes affecting customer account charges and fee income, including changes to interchange rates; regulatory actions or changes in customer opt-in preferences with respect to overdrafts, which may have an adverse impact on TCF; changes to bankruptcy laws which would result in the loss of all or part of TCF's security interest due to collateral value declines; deficiencies in TCF's compliance under the Bank Secrecy Act in past or future periods, which may result in regulatory enforcement action including monetary penalties; increased health care costs resulting from Federal health care reform; regulatory criticism and resulting enforcement actions or other adverse consequences such as increased capital requirements, higher deposit insurance assessments or monetary damages or penalties; heightened regulatory practices, requirements or expectations, including, but not limited to, requirements related to enterprise risk management, the Bank Secrecy Act and anti-money laundering compliance activity.

Earnings/Capital Risks and Constraints, Liquidity Risks. Limitations on TCF's ability to pay dividends or to increase dividends because of financial performance deterioration, regulatory restrictions or limitations; increased deposit insurance premiums, special assessments or other costs related to adverse conditions in the banking industry; the impact on banks of regulatory reform, including additional capital, leverage, liquidity and risk management requirements or changes in the composition of qualifying regulatory capital; adverse changes in securities markets directly or indirectly affecting TCF's ability to sell assets or to fund its operations; diminished unsecured borrowing capacity resulting from TCF credit rating downgrades or unfavorable conditions in the credit markets that restrict or limit various funding sources; costs associated with new regulatory requirements or interpretive guidance relating to liquidity; uncertainties relating to future retail deposit account changes, including limitations on TCF's ability to predict customer behavior and the impact on TCF's fee revenues.

Branching Risk; Growth Risks. Adverse developments affecting TCF's supermarket banking relationships or any of the supermarket chains in which TCF maintains supermarket branches; costs related to closing underperforming branches; inability to timely close underperforming branches due to long-term lease obligations; slower than anticipated growth in existing or acquired businesses; inability to successfully execute on TCF's growth strategy through acquisitions or cross-selling opportunities; failure to expand or diversify TCF's balance sheet through new or expanded programs or opportunities; failure to successfully attract and retain new customers, including the failure to attract and retain manufacturers and dealers to expand the inventory finance business; failure to effectuate, and risks of claims related to, sales and securitizations of loans; risks related to new product additions and addition of distribution channels (or entry into new markets) for existing products.

Technological and Operational Matters. Technological or operational difficulties, loss or theft of information, cyber-attacks and other security breaches, counterparty failures and the possibility that deposit account losses (fraudulent checks, etc.) may increase; failure to keep pace with technological change, including the failure to develop and maintain technology necessary to satisfy customer demands; ability to attract and retain employees given competitive conditions.

Litigation Risks. Results of litigation or government enforcement actions, including class action litigation or enforcement actions concerning TCF's lending or deposit activities, including account opening/origination, servicing practices, fees or charges, employment practices, or checking account overdraft program "opt in" requirements; and possible increases in indemnification obligations for certain litigation against Visa U.S.A.

Accounting, Audit, Tax and Insurance Matters. Changes in accounting standards or interpretations of existing standards; federal or state monetary, fiscal or tax policies, including adoption of state legislation that would increase state taxes; ineffective internal controls; adverse federal, state or foreign tax assessments or findings in tax audits; lack of or inadequate insurance coverage for claims against TCF; potential for claims and legal action related to TCF's fiduciary responsibilities.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per-share data)
(Unaudited)

	Three Months Ended March 31,		Change
	2016	2015	$	%
Interest income:
Loans and leases	$214,805	$205,976	$8,829	4.3%
Securities available for sale	5,498	3,080	2,418	78.5
Securities held to maturity	1,319	1,405	(86)	(6.1)
Investments and other	10,720	9,333	1,387	14.9
Total interest income	232,342	219,794	12,548	5.7
Interest expense:
Deposits	14,991	11,072	3,919	35.4
Borrowings	5,693	5,302	391	7.4
Total interest expense	20,684	16,374	4,310	26.3
Net interest income	211,658	203,420	8,238	4.0
Provision for credit losses	18,842	12,791	6,051	47.3
Net interest income after provision for credit losses	192,816	190,629	2,187	1.1
Non-interest income:
Fees and service charges	32,817	33,972	(1,155)	(3.4)
Card revenue	13,363	12,901	462	3.6
ATM revenue	5,021	5,122	(101)	(2.0)
Subtotal	51,201	51,995	(794)	(1.5)
Gains on sales of auto loans, net	11,920	6,265	5,655	90.3
Gains on sales of consumer real estate loans, net	9,384	8,763	621	7.1
Servicing fee income	8,883	7,342	1,541	21.0
Subtotal	30,187	22,370	7,817	34.9
Leasing and equipment finance	28,487	22,224	6,263	28.2
Other	2,843	4,127	(1,284)	(31.1)
Fees and other revenue	112,718	100,716	12,002	11.9
Gains (losses) on securities, net	(116)	(78)	(38)	(48.7)
Total non-interest income	112,602	100,638	11,964	11.9
Non-interest expense:
Compensation and employee benefits	124,473	115,815	8,658	7.5
Occupancy and equipment	37,008	36,827	181	0.5
FDIC insurance	4,113	5,393	(1,280)	(23.7)
Advertising and marketing	5,887	6,523	(636)	(9.8)
Other	43,348	48,133	(4,785)	(9.9)
Subtotal	214,829	212,691	2,138	1.0
Operating lease depreciation	9,573	7,734	1,839	23.8
Foreclosed real estate and repossessed assets, net	3,920	6,196	(2,276)	(36.7)
Other credit costs, net	12	146	(134)	(91.8)
Total non-interest expense	228,334	226,767	1,567	0.7
Income before income tax expense	77,084	64,500	12,584	19.5
Income tax expense	26,803	22,828	3,975	17.4
Income after income tax expense	50,281	41,672	8,609	20.7
Income attributable to non-controlling interest	2,235	1,871	364	19.5
Net income attributable to TCF Financial Corporation	48,046	39,801	8,245	20.7
Preferred stock dividends	4,847	4,847	—	—
Net income available to common stockholders	$43,199	$34,954	$8,245	23.6

Net income per common share:
Basic	$0.26	$0.21	$0.05	23.8%
Diluted	0.26	0.21	0.05	23.8

Dividends declared per common share	$0.075	$0.05	$0.025	50.0%

Average common and common equivalent shares
outstanding (in thousands):
Basic	166,887	164,845	2,042	1.2%
Diluted	167,435	165,366	2,069	1.3

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Dollars in thousands)
(Unaudited)

	Three Months Ended March 31,		Change
	2016	2015	$	%
Net income attributable to TCF Financial Corporation	$48,046	$39,801	$8,245	20.7%
Other comprehensive income (loss):
Securities available for sale:
Unrealized gains (losses) arising during the period	19,135	4,139	14,996	N.M.
Reclassification of net (gains) losses to net income	274	304	(30)	(9.9)
Net investment hedges:
Unrealized gains (losses) arising during the period	(3,257)	3,588	(6,845)	N.M.
Foreign currency translation adjustment:
Unrealized gains (losses) arising during the period	3,409	(3,886)	7,295	N.M.
Recognized postretirement prior service cost:
Reclassification of net (gains) losses to net income	(12)	(12)	—	—
Income tax (expense) benefit	(6,130)	(3,029)	(3,101)	(102.4)
Total other comprehensive income (loss)	13,419	1,104	12,315	N.M.
Comprehensive income	$61,465	$40,905	$20,560	50.3

N.M. Not Meaningful.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per-share data)
(Unaudited)

	At Mar. 31,	At Dec. 31,	Change
	2016	2015	$	%
ASSETS:
Cash and due from banks	$870,153	$889,337	$(19,184)	(2.2)%
Investments	71,586	70,537	1,049	1.5
Securities held to maturity	198,178	201,920	(3,742)	(1.9)
Securities available for sale	1,135,890	888,885	247,005	27.8
Loans and leases held for sale	211,151	157,625	53,526	34.0
Loans and leases:
Consumer real estate:
First mortgage lien	2,521,492	2,624,956	(103,464)	(3.9)
Junior lien	2,729,075	2,839,316	(110,241)	(3.9)
Total consumer real estate	5,250,567	5,464,272	(213,705)	(3.9)
Commercial	3,114,594	3,145,832	(31,238)	(1.0)
Leasing and equipment finance	4,005,934	4,012,248	(6,314)	(0.2)
Inventory finance	2,676,675	2,146,754	529,921	24.7
Auto finance	2,786,731	2,647,596	139,135	5.3
Other	18,940	19,297	(357)	(1.9)
Total loans and leases	17,853,441	17,435,999	417,442	2.4
Allowance for loan and lease losses	(160,074)	(156,054)	(4,020)	(2.6)
Net loans and leases	17,693,367	17,279,945	413,422	2.4
Premises and equipment, net	439,507	445,934	(6,427)	(1.4)
Goodwill	225,640	225,640	—	—
Other assets	475,630	529,786	(54,156)	(10.2)
Total assets	$21,321,102	$20,689,609	$631,493	3.1

LIABILITIES AND EQUITY:
Deposits:
Checking	$5,764,392	$5,690,559	$73,833	1.3%
Savings	4,741,850	4,717,457	24,393	0.5
Money market	2,539,124	2,408,180	130,944	5.4
Certificates of deposit	4,267,003	3,903,793	363,210	9.3
Total deposits	17,312,369	16,719,989	592,380	3.5
Short-term borrowings	2,426	5,381	(2,955)	(54.9)
Long-term borrowings	1,003,168	1,034,557	(31,389)	(3.0)
Total borrowings	1,005,594	1,039,938	(34,344)	(3.3)
Accrued expenses and other liabilities	634,298	622,765	11,533	1.9
Total liabilities	18,952,261	18,382,692	569,569	3.1
Equity:
Preferred stock, par value $0.01 per share, 30,000,000 shares authorized;
4,006,900 shares issued	263,240	263,240	—	—
Common stock, par value $0.01 per share, 280,000,000 shares authorized;
170,647,255 and 169,887,030 shares issued, respectively	1,707	1,699	8	0.5
Additional paid-in capital	860,307	851,836	8,471	1.0
Retained earnings, subject to certain restrictions	1,271,031	1,240,347	30,684	2.5
Accumulated other comprehensive income (loss)	(1,927)	(15,346)	13,419	87.4
Treasury stock at cost, 42,566 shares, and other	(51,445)	(50,860)	(585)	(1.2)
Total TCF Financial Corporation stockholders' equity	2,342,913	2,290,916	51,997	2.3
Non-controlling interest in subsidiaries	25,928	16,001	9,927	62.0
Total equity	2,368,841	2,306,917	61,924	2.7
Total liabilities and equity	$21,321,102	$20,689,609	$631,493	3.1

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
SUMMARY OF CREDIT QUALITY DATA
(Dollars in thousands)
(Unaudited)

Over 60-Day Delinquencies as a Percentage of Portfolio(1)

	At	At	At	At	At	Change from
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,		Mar. 31,
	2016	2015	2015	2015	2015	2015		2015
Consumer real estate:
First mortgage lien	0.38%	0.46%	0.36%	0.38%	0.53%	(8)	bps	(15)	bps
Junior lien	0.05	0.05	0.08	0.08	0.11	—		(6)
Total consumer real estate	0.20	0.23	0.21	0.22	0.32	(3)		(12)
Commercial	—	—	0.25	—	—	—		—
Leasing and equipment finance	0.12	0.06	0.19	0.06	0.09	6		3
Inventory finance	—	0.01	0.01	—	—	(1)		—
Auto finance	0.09	0.14	0.11	0.11	0.16	(5)		(7)
Other	0.16	0.13	0.17	0.11	0.02	3		14
Subtotal	0.10	0.11	0.17	0.10	0.14	(1)		(4)
Acquired portfolios	0.41	0.41	0.37	0.28	0.21	—		20
Total delinquencies	0.10	0.11	0.17	0.10	0.14	(1)		(4)

(1) Excludes non-accrual loans and leases.

Net Charge-Offs as a Percentage of Average Loans and Leases

	Quarter Ended(1)					Change from
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,		Mar. 31,
	2016	2015	2015	2015	2015	2015		2015
Consumer real estate:
First mortgage lien	0.55%	0.54%	0.53%	0.79%	0.62%	1	bps	(7)	bps
Junior lien	0.17	0.17	0.11	0.59	0.38	—		(21)
Total consumer real estate	0.35	0.34	0.32	0.69	0.51	1		(16)
Commercial	(0.02)	0.05	—	0.21	(0.07)	(7)		5
Leasing and equipment finance	0.13	0.16	0.09	0.16	0.10	(3)		3
Inventory finance	0.04	0.05	0.03	0.11	0.08	(1)		(4)
Auto finance	0.81	0.75	0.62	0.66	0.66	6		15
Other	N.M.	N.M.	N.M.	N.M.	N.M.	N.M.		N.M.
Total	0.27	0.29	0.23	0.41	0.28	(2)		(1)

N.M. Not Meaningful.
(1) Annualized.

Non-Accrual Loans and Leases Rollforward

	Quarter Ended					Change from
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Mar. 31,
	2016	2015	2015	2015	2015	2015	2015
Balance, beginning of period	$200,466	$206,110	$205,710	$222,143	$216,734	$(5,644)	$(16,268)
Additions	38,029	44,387	48,505	40,846	51,647	(6,358)	(13,618)
Charge-offs	(7,436)	(9,002)	(7,055)	(14,050)	(8,921)	1,566	1,485
Transfers to other assets	(12,342)	(13,612)	(16,400)	(17,738)	(16,781)	1,270	4,439
Return to accrual status	(7,698)	(9,282)	(10,190)	(10,298)	(7,668)	1,584	(30)
Payments received	(15,551)	(20,103)	(14,721)	(15,543)	(10,974)	4,552	(4,577)
Sales	—	(775)	(705)	(353)	(2,250)	775	2,250
Other, net	3,181	2,743	966	703	356	438	2,825
Balance, end of period	$198,649	$200,466	$206,110	$205,710	$222,143	$(1,817)	$(23,494)

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
SUMMARY OF CREDIT QUALITY DATA, CONTINUED
(Dollars in thousands)
(Unaudited)

Other Real Estate Owned Rollforward

	Quarter Ended					Change from
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Mar. 31,
	2016	2015	2015	2015	2015	2015	2015
Balance, beginning of period	$49,982	$58,584	$58,007	$62,398	$65,650	$(8,602)	$(15,668)
Transferred in	10,575	12,626	15,087	15,359	15,513	(2,051)	(4,938)
Sales	(18,885)	(19,174)	(13,442)	(17,164)	(15,399)	289	(3,486)
Writedowns	(2,744)	(2,130)	(2,868)	(4,003)	(3,424)	(614)	680
Other, net	3,513	76	1,800	1,417	58	3,437	3,455
Balance, end of period	$42,441	$49,982	$58,584	$58,007	$62,398	$(7,541)	$(19,957)

Allowance for Loan and Lease Losses

	At		At		At		At		At
	Mar. 31,		Dec. 31,		Sep. 30,		Jun. 30,		Mar. 31,
	2016		2015		2015		2015		2015
		% of		% of		% of		% of		% of
	Balance	Portfolio	Balance	Portfolio	Balance	Portfolio	Balance	Portfolio	Balance	Portfolio
Consumer real estate	$66,728	1.27%	$67,992	1.24%	$70,329	1.25%	$74,687	1.35%	$80,292	1.43%
Commercial	31,547	1.01	30,185	0.96	30,006	0.96	30,205	0.97	32,121	1.00
Leasing and equipment finance	19,454	0.49	19,018	0.47	18,177	0.47	17,669	0.47	17,921	0.48
Inventory finance	13,306	0.50	11,128	0.52	11,121	0.52	10,879	0.52	12,409	0.53
Auto finance	28,535	1.02	26,486	1.00	23,722	0.98	22,061	0.96	20,426	0.95
Other	504	2.66	1,245	6.45	607	2.94	614	2.81	630	3.08
Total	$160,074	0.90	$156,054	0.90	$153,962	0.90	$156,115	0.93	$163,799	0.96

Changes in Allowance for Loan and Lease Losses

	Quarter Ended					Change from
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Mar. 31,
	2016	2015	2015	2015	2015	2015	2015
Balance, beginning of period	$156,054	$153,962	$156,115	$163,799	$164,169	$2,092	$(8,115)
Charge-offs	(16,667)	(18,101)	(15,338)	(22,984)	(18,124)	1,434	1,457
Recoveries	4,761	5,523	5,397	5,506	6,587	(762)	(1,826)
Net (charge-offs) recoveries	(11,906)	(12,578)	(9,941)	(17,478)	(11,537)	672	(369)
Provision for credit losses	18,842	17,607	10,018	12,528	12,791	1,235	6,051
Other	(2,916)	(2,937)	(2,230)	(2,734)	(1,624)	21	(1,292)
Balance, end of period	$160,074	$156,054	$153,962	$156,115	$163,799	$4,020	$(3,725)

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Dollars in thousands)
(Unaudited)

	Three Months Ended March 31,
	2016			2015
	Average		Yields and	Average		Yields and
	Balance	Interest(1)	Rates(1)(2)	Balance	Interest(1)	Rates(1)(2)
ASSETS:
Investments and other	$349,079	$2,216	2.55%	$665,606	$3,497	2.13%
Securities held to maturity	199,303	1,319	2.65	211,646	1,405	2.66
Securities available for sale(3)
Taxable	640,796	3,818	2.38	474,697	3,080	2.60
Tax-exempt(4)	319,427	2,584	3.24	—	—	—
Loans and leases held for sale	367,686	8,504	9.30	276,149	5,836	8.57
Loans and leases:(5)
Consumer real estate:
Fixed-rate	2,430,773	35,202	5.82	2,912,535	43,360	6.03
Variable-rate	3,028,001	40,056	5.32	2,778,805	35,216	5.14
Total consumer real estate	5,458,774	75,258	5.54	5,691,340	78,576	5.60
Commercial:
Fixed-rate	1,012,870	12,429	4.94	1,273,806	15,730	5.01
Variable- and adjustable-rate	2,145,231	21,337	4.00	1,880,202	18,249	3.94
Total commercial	3,158,101	33,766	4.30	3,154,008	33,979	4.37
Leasing and equipment finance	3,992,678	44,654	4.47	3,729,481	43,485	4.66
Inventory finance	2,433,534	34,370	5.68	2,108,871	29,692	5.71
Auto finance	2,703,880	27,837	4.14	2,021,144	20,851	4.18
Other	10,018	142	5.63	11,616	213	7.44
Total loans and leases	17,756,985	216,027	4.89	16,716,460	206,796	5.00
Total interest-earning assets	19,633,276	234,468	4.80	18,344,558	220,614	4.86
Other assets(6)	1,297,479			1,233,887
Total assets	$20,930,755			$19,578,445
LIABILITIES AND EQUITY:
Non-interest bearing deposits:
Retail	$1,751,710			$1,646,769
Small business	853,645			804,323
Commercial and custodial	560,983			489,248
Total non-interest bearing deposits	3,166,338			2,940,340
Interest-bearing deposits:
Checking	2,440,563	81	0.01	2,378,761	151	0.03
Savings	4,700,164	346	0.03	5,143,295	1,101	0.09
Money market	2,472,751	3,807	0.62	2,149,340	3,567	0.67
Certificates of deposit	4,104,951	10,757	1.05	3,041,790	6,253	0.83
Total interest-bearing deposits	13,718,429	14,991	0.44	12,713,186	11,072	0.35
Total deposits	16,884,767	14,991	0.36	15,653,526	11,072	0.29
Borrowings:
Short-term borrowings	5,562	7	0.53	7,999	18	0.89
Long-term borrowings	1,062,513	5,686	2.14	1,177,521	5,284	1.80
Total borrowings	1,068,075	5,693	2.13	1,185,520	5,302	1.79
Total interest-bearing liabilities	14,786,504	20,684	0.56	13,898,706	16,374	0.48
Total deposits and borrowings	17,952,842	20,684	0.46	16,839,046	16,374	0.39
Other liabilities	650,908			588,541
Total liabilities	18,603,750			17,427,587
Total TCF Financial Corp. stockholders' equity	2,307,781			2,133,781
Non-controlling interest in subsidiaries	19,224			17,077
Total equity	2,327,005			2,150,858
Total liabilities and equity	$20,930,755			$19,578,445
Net interest income and margin		$213,784	4.37		$204,240	4.50

(1)	Interest and yields are presented on a fully tax-equivalent basis.

(2)	Annualized.

(3)	Average balances and yields of securities available for sale are based upon historical amortized cost and exclude equity securities.

(4)	The yield on tax-exempt securities available for sale is computed on a tax-equivalent basis using a statutory federal income tax rate of 35% for all periods presented.

(5)	Average balances of loans and leases include non-accrual loans and leases and are presented net of unearned income.

(6)	Includes leased equipment and related initial direct costs under operating leases of $133.6 million and $88.8 million for the first quarter of 2016 and 2015, respectively.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per-share data)
(Unaudited)

	Three Months Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2016	2015	2015	2015	2015
Interest income:
Loans and leases	$214,805	$212,346	$207,250	$207,164	$205,976
Securities available for sale	5,498	4,864	4,161	3,543	3,080
Securities held to maturity	1,319	1,336	1,361	1,384	1,405
Investments and other	10,720	6,905	10,832	10,990	9,333
Total interest income	232,342	225,451	223,604	223,081	219,794
Interest expense:
Deposits	14,991	13,772	12,302	11,080	11,072
Borrowings	5,693	6,010	6,032	5,972	5,302
Total interest expense	20,684	19,782	18,334	17,052	16,374
Net interest income	211,658	205,669	205,270	206,029	203,420
Provision for credit losses	18,842	17,607	10,018	12,528	12,791
Net interest income after provision for credit losses	192,816	188,062	195,252	193,501	190,629
Non-interest income:
Fees and service charges	32,817	37,741	36,991	36,295	33,972
Card revenue	13,363	13,781	13,803	13,902	12,901
ATM revenue	5,021	5,143	5,739	5,540	5,122
Subtotal	51,201	56,665	56,533	55,737	51,995
Gains on sales of auto loans, net	11,920	3,136	10,423	10,756	6,265
Gains on sales of consumer real estate loans, net	9,384	13,104	7,143	11,954	8,763
Servicing fee income	8,883	8,622	8,049	7,216	7,342
Subtotal	30,187	24,862	25,615	29,926	22,370
Leasing and equipment finance	28,487	32,355	27,165	26,385	22,224
Other	2,843	1,806	3,070	1,460	4,127
Fees and other revenue	112,718	115,688	112,383	113,508	100,716
Gains (losses) on securities, net	(116)	(29)	(131)	(59)	(78)
Total non-interest income	112,602	115,659	112,252	113,449	100,638
Non-interest expense:
Compensation and employee benefits	124,473	109,061	116,708	116,159	115,815
Occupancy and equipment	37,008	37,824	34,159	36,152	36,827
FDIC insurance	4,113	5,173	4,832	4,864	5,393
Advertising and marketing	5,887	5,316	5,793	5,150	6,523
Other	43,348	46,441	45,750	45,887	48,133
Subtotal	214,829	203,815	207,242	208,212	212,691
Operating lease depreciation	9,573	13,608	9,485	8,582	7,734
Foreclosed real estate and repossessed assets, net	3,920	4,940	5,680	6,377	6,196
Other credit costs, net	12	224	(123)	(62)	146
Total non-interest expense	228,334	222,587	222,284	223,109	226,767
Income before income tax expense	77,084	81,134	85,220	83,841	64,500
Income tax expense	26,803	26,614	30,528	28,902	22,828
Income after income tax expense	50,281	54,520	54,692	54,939	41,672
Income attributable to non-controlling interest	2,235	2,028	2,117	2,684	1,871
Net income attributable to TCF Financial Corporation	48,046	52,492	52,575	52,255	39,801
Preferred stock dividends	4,847	4,847	4,847	4,847	4,847
Net income available to common stockholders	$43,199	$47,645	$47,728	$47,408	$34,954

Net income per common share:
Basic	$0.26	$0.29	$0.29	$0.29	$0.21
Diluted	0.26	0.29	0.29	0.29	0.21

Dividends declared per common share	$0.075	$0.075	$0.05	$0.05	$0.05

Financial highlights:
Pre-tax pre-provision profit(1)	$95,926	$98,741	$95,238	$96,369	$77,291
Return on average assets(2)	0.96%	1.08%	1.10%	1.11%	0.85%
Return on average common equity(2)	8.45	9.53	9.76	9.93	7.47
Net interest margin(2)	4.37	4.35	4.40	4.44	4.50

(1) Pre-tax pre-provision profit is calculated as total revenues less non-interest expense.
(2) Annualized.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS
(In thousands)
(Unaudited)

	Mar. 31, 2016	Dec. 31, 2015	Sep. 30, 2015	Jun. 30, 2015	Mar. 31, 2015
ASSETS:
Investments and other	$349,079	$405,252	$463,312	$551,630	$665,606
Securities held to maturity	199,303	201,944	205,264	209,834	211,646
Securities available for sale:(1)
Taxable	640,796	611,816	601,889	566,499	474,697
Tax-exempt	319,427	221,113	92,484	7,420	—
Loans and leases held for sale	367,686	180,278	348,215	340,912	276,149
Loans and leases:(2)
Consumer real estate:
Fixed-rate	2,430,773	2,520,567	2,637,875	2,776,177	2,912,535
Variable-rate	3,028,001	3,083,957	2,968,507	2,811,510	2,778,805
Total consumer real estate	5,458,774	5,604,524	5,606,382	5,587,687	5,691,340
Commercial:
Fixed-rate	1,012,870	1,090,001	1,137,744	1,193,011	1,273,806
Variable- and adjustable-rate	2,145,231	2,027,982	1,980,280	1,955,261	1,880,202
Total commercial	3,158,101	3,117,983	3,118,024	3,148,272	3,154,008
Leasing and equipment finance	3,992,678	3,911,025	3,821,590	3,751,776	3,729,481
Inventory finance	2,433,534	2,180,534	2,036,054	2,292,481	2,108,871
Auto finance	2,703,880	2,514,923	2,361,057	2,211,014	2,021,144
Other	10,018	9,060	9,833	10,734	11,616
Total loans and leases	17,756,985	17,338,049	16,952,940	17,001,964	16,716,460
Total interest-earning assets	19,633,276	18,958,452	18,664,104	18,678,259	18,344,558
Other assets(3)	1,297,479	1,245,751	1,217,396	1,209,514	1,233,887
Total assets	$20,930,755	$20,204,203	$19,881,500	$19,887,773	$19,578,445

LIABILITIES AND EQUITY:
Non-interest-bearing deposits:
Retail	$1,751,710	$1,639,550	$1,649,995	$1,699,668	$1,646,769
Small business	853,645	874,892	852,211	822,683	804,323
Commercial and custodial	560,983	525,692	516,461	497,883	489,248
Total non-interest bearing deposits	3,166,338	3,040,134	3,018,667	3,020,234	2,940,340
Interest-bearing deposits:
Checking	2,440,563	2,384,452	2,399,119	2,422,909	2,378,761
Savings	4,700,164	4,721,571	4,860,509	5,033,329	5,143,295
Money market	2,472,751	2,349,127	2,297,893	2,261,567	2,149,340
Certificates of deposit	4,104,951	3,793,653	3,400,282	3,116,718	3,041,790
Total interest-bearing deposits	13,718,429	13,248,803	12,957,803	12,834,523	12,713,186
Total deposits	16,884,767	16,288,937	15,976,470	15,854,757	15,653,526
Borrowings:
Short-term borrowings	5,562	28,364	30,326	8,246	7,999
Long-term borrowings	1,062,513	1,009,591	1,057,903	1,234,205	1,177,521
Total borrowings	1,068,075	1,037,955	1,088,229	1,242,451	1,185,520
Total interest-bearing liabilities	14,786,504	14,286,758	14,046,032	14,076,974	13,898,706
Total deposits and borrowings	17,952,842	17,326,892	17,064,699	17,097,208	16,839,046
Other liabilities	650,908	595,317	578,718	594,352	588,541
Total liabilities	18,603,750	17,922,209	17,643,417	17,691,560	17,427,587
Total TCF Financial Corporation stockholders' equity	2,307,781	2,263,018	2,218,614	2,173,699	2,133,781
Non-controlling interest in subsidiaries	19,224	18,976	19,469	22,514	17,077
Total equity	2,327,005	2,281,994	2,238,083	2,196,213	2,150,858
Total liabilities and equity	$20,930,755	$20,204,203	$19,881,500	$19,887,773	$19,578,445

(1)	Average balances of securities available for sale are based upon historical amortized cost and exclude equity securities.

(2)	Average balances of loans and leases include non-accrual loans and leases and are presented net of unearned income.

(3)
Includes leased equipment and related initial direct costs under operating leases of $133.6 million, $123.8 million, $107.5 million, $96.0 million and $88.8 million for the first quarter of 2016 and for the fourth quarter, third quarter, second quarter and first quarter of 2015, respectively.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED QUARTERLY YIELDS AND RATES(1)(2)
(Unaudited)

	Mar. 31, 2016	Dec. 31, 2015	Sep. 30, 2015	Jun. 30, 2015	Mar. 31, 2015
ASSETS:
Investments and other	2.55%	2.59%	2.52%	2.34%	2.13%
Securities held to maturity	2.65	2.64	2.65	2.64	2.66
Securities available for sale:(3)
Taxable	2.38	2.41	2.43	2.47	2.60
Tax-exempt(4)	3.24	3.26	3.35	3.50	—
Loans and leases held for sale	9.30	9.38	9.00	9.15	8.57
Loans and leases:
Consumer real estate:
Fixed-rate	5.82	5.73	5.72	5.73	6.03
Variable-rate	5.32	5.18	5.12	5.13	5.14
Total consumer real estate	5.54	5.43	5.40	5.43	5.60
Commercial:
Fixed-rate	4.94	5.05	5.05	5.03	5.01
Variable- and adjustable-rate	4.00	4.05	3.80	3.85	3.94
Total commercial	4.30	4.40	4.26	4.30	4.37
Leasing and equipment finance	4.47	4.55	4.59	4.66	4.66
Inventory finance	5.68	5.66	5.83	5.61	5.71
Auto finance	4.14	4.17	4.13	4.11	4.18
Other	5.63	6.88	6.31	6.92	7.44
Total loans and leases	4.89	4.89	4.88	4.90	5.00

Total interest-earning assets	4.80	4.76	4.79	4.81	4.86

LIABILITIES:
Interest-bearing deposits:
Checking	0.01	0.02	0.02	0.02	0.03
Savings	0.03	0.04	0.05	0.06	0.09
Money market	0.62	0.62	0.62	0.61	0.67
Certificates of deposit	1.05	1.00	0.93	0.86	0.83
Total interest-bearing deposits	0.44	0.41	0.38	0.35	0.35
Total deposits	0.36	0.34	0.31	0.28	0.29
Borrowings:
Short-term borrowings	0.53	0.09	0.22	0.63	0.89
Long-term borrowings	2.14	2.37	2.27	1.93	1.80
Total borrowings	2.13	2.31	2.21	1.92	1.79

Total interest-bearing liabilities	0.56	0.55	0.52	0.49	0.48

Net interest margin	4.37	4.35	4.40	4.44	4.50

(1)	Annualized.

(2)	Yields are presented on a fully tax-equivalent basis.

(3)	Average yields of securities available for sale are based upon historical amortized cost and exclude equity securities.

(4)	The yield on tax-exempt securities available for sale is computed on a tax-equivalent basis using a statutory federal income tax rate of 35% for all periods presented.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES(1)
(Dollars in thousands)
(Unaudited)

	At Mar. 31,	At Dec. 31,
	2016	2015
Computation of tangible common equity to tangible assets:
Total equity	$2,368,841	$2,306,917
Less: Non-controlling interest in subsidiaries	25,928	16,001
Total TCF Financial Corporation stockholders' equity	2,342,913	2,290,916
Less:
Preferred stock	263,240	263,240
Goodwill	225,640	225,640
Other intangibles	2,760	3,126
Tangible common equity	$1,851,273	$1,798,910

Total assets	$21,321,102	$20,689,609
Less:
Goodwill	225,640	225,640
Other intangibles	2,760	3,126
Tangible assets	$21,092,702	$20,460,843

Tangible common equity to tangible assets	8.78%	8.79%

	At Mar. 31,	At Dec. 31,
	2016	2015
Computation of tangible book value per common share:
Tangible common equity	$1,851,273	$1,798,910
Common stock shares outstanding	170,604,689	169,844,464

Tangible book value per common share	$10.85	$10.59

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
	2016	2015	2015
Computation of return on average tangible common equity:
Net income available to common stockholders	$43,199	$47,645	$34,954
Other intangibles amortization, net of tax	235	251	245
Adjusted net income available to common stockholders	$43,434	$47,896	$35,199

Average balances:
Total equity	$2,327,005	$2,281,994	$2,150,858
Less: Non-controlling interest in subsidiaries	19,224	18,976	17,077
Total TCF Financial Corporation stockholders' equity	2,307,781	2,263,018	2,133,781
Less:
Preferred stock	263,240	263,240	263,240
Goodwill	225,640	225,640	225,640
Other intangibles	2,966	3,342	4,474
Average tangible common equity	$1,815,935	$1,770,796	$1,640,427

Return on average tangible common equity(2)	9.57%	10.82%	8.58%

(1)
When evaluating capital adequacy and utilization, management considers financial measures such as tangible common equity to tangible assets, tangible book value per common share and return on average tangible common equity. These measures are non-GAAP financial measures and are viewed by management as useful indicators of capital levels available to withstand unexpected market or economic conditions and also provide investors, regulators and other users with information to be viewed in relation to other banking institutions.

(2)	Annualized.